Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Post-Effective Amendment No. 19 to Form S-11 on Form S-3 No. 333-160748) of Steadfast Income REIT, Inc. and in the related Prospectus of our report dated June 13, 2014, with respect to the statement of revenues over certain operating expenses of the Mapleshade Property for the year ended December 31, 2013, included in this Current Report (Form 8-K/A).
/s/ Ernst & Young LLP
Irvine, California
June 13, 2014